UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008
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IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-11071	84-0685613
(State or other jursidiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On June 26, 2008, Image Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal fourth quarter and year ended March 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Following the press release, the Company will hold a telephonic conference call with simultaneous webcast beginning at 4:30 p.m. Eastern time to discuss its financial results for its fiscal fourth quarter and year ended March 31, 2008. A recording of the call will be available until July 3, 2008.  To access the recording, dial (888) 203-1112 and enter the confirmation code of 3407160.  International participants please dial (719) 457-0820 and use the same confirmation code.  A webcast of the call is also available at www.image-entertainment.com and through Thomson StreetEvents at www.earnings.com.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 8.01     Other Events.

On June 24, 2008, the Company, BTP and its affiliates entered into a Settlement Agreement and Mutual Release.  Pursuant to this agreement, Image and all “CT1 Parties” (including CT1 Holdings, Capitol Films US, ThinkFilm, BTP, and David Bergstein) released each other from all claims pertaining to the Merger Agreement and the Distribution Agreement, and dismissed with prejudice all related lawsuits and actions in Los Angeles Superior Court, Delaware Court of Chancery and the JAMS arbitration. Simultaneous with the execution of the Settlement Agreement, the parties amended their existing Distribution Agreement to provide terms for Image to continue distribution of certain ThinkFilm and Capitol titles that Image had acquired under the original Distribution Agreement.

          On June 26, 2008, the Company issued a press release announcing its financial results for its fiscal fourth quarter and year ended March 31, 2008.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Exhibit Description
	99.1	Press Release dated June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	June 26, 2008	By:	/s/ MICHAEL B. BAYER
			Name:	Michael B. Bayer
			Title:	Corporate Secretary